Exhibit 99.1

Ceridian Reports First Quarter 2021 Results

Dayforce recurring revenue of $145.3 million, up 13.4% year-over-year, and excluding float revenue, up 20.7% year-over year

Full year 2021 revenue expected to exceed $1 billion, with Dayforce recurring revenue, excluding float, expected to grow

28-29% in the second quarter of 2021, and expected to be above 29% growth in the second half of 20211

Minneapolis, MN and Toronto, ON, May 5, 2021 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the first quarter ended March 31, 2021.

“I am pleased to report we delivered strong first quarter results. We executed very well across all geographies, and our financial performance exceeded expectations,” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “We continue to see strong demand for Dayforce, and we expect total revenue in 2021 to exceed $1 billion, as more organizations globally accelerate digital investments and navigate this new world of work with Ceridian.”

Financial Highlights for the First Quarter 20211

Revenue Highlights

•	Dayforce recurring revenue was $145.3 million for the first quarter of 2021, an increase of 13.4%, or 12.0% on a constant currency basis.
•	Excluding float revenue, Dayforce recurring revenue was $137.6 million for the first quarter of 2021, an increase of 20.7%, or 19.2% on a constant currency basis.
•	Cloud revenue, which includes both Dayforce and Powerpay, was $202.7 million for the first quarter of 2021, an increase of 6.2%, or 4.1% on a constant currency basis.
•	Excluding float revenue, Cloud revenue was $193.1 million for the first quarter of 2021, an increase of 11.0%, or 8.9% on a constant currency basis.
•	Total revenue, which includes revenue from both Cloud and Bureau solutions, was $234.5 million for the first quarter of 2021, an increase of 5.3%, or 3.4% on a constant currency basis.
•	Excluding float revenue, total revenue was $223.8 million for the first quarter of 2021, an increase of 10.2%, or 8.2% on a constant currency basis.

Other Financial Highlights

•

Cloud recurring gross margin[2] was 72.2% for the first quarter of 2021, compared to 72.6%, and excluding float revenue, Cloud recurring gross margin improved to 70.4% for the first quarter of 2021, compared to 69.2%.

•	Net loss was $(19.2) million for the first quarter of 2021, compared to net income of $8.6 million. Adjusted net income was $13.5 million for the first quarter of 2021, compared to $22.0 million.
•

Diluted net loss per share was $(0.13) for the first quarter of 2021, compared to diluted net income per share of $0.06. Adjusted diluted net income per share was $0.09 for the first quarter of 2021, compared to $0.15. Diluted weighted average common shares outstanding were 148.7 million and 151.2 million for the first quarter of 2021 and 2020, respectively, on a GAAP basis, and 155.1 million and 151.2 million for the first quarter of 2021 and 2020, respectively, on an Adjusted basis.

1 | Q1 2021 Earnings Release

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue for the applicable solution as a percentage of total Cloud recurring revenue, exclusive of any product development and management or depreciation and amortization cost allocations.

•	Adjusted EBITDA was $44.5 million for the first quarter of 2021, compared to $55.2 million.
•	Cash and equivalents were $339.6 million as of March 31, 2021, compared to $188.2 million as of December 31, 2020.
•	Total debt was $1,123.6 million as of March 31, 2021, an increase of $455.8 million, compared to $667.8 million as of December 31, 2020.

Dayforce Live Customer Count

•	5,039 Dayforce customers were live on the Dayforce platform as of March 31, 2021, a net increase of 133 customers compared to December 31, 2020.
•	Dayforce recurring revenue per customer[3] was $101,230 for the trailing twelve months ended March 31, 2021, an increase of 12.1%.

Business Outlook

Based on information available to us as of May 5, 2021, Ceridian has issued the following guidance for the second quarter of 2021:

•	Dayforce recurring revenue of $148 million to $149 million, or an increase of approximately 25% to 26% on a GAAP basis and 22% to 23% on a constant currency basis.
•	Excluding float revenue, Dayforce recurring revenue is expected to grow approximately 28% to 29% on a GAAP basis and 25% to 26% on a constant currency basis.
•

Dayforce revenue of $184 million to $186 million, or an increase of approximately 21% to 23% on a GAAP basis and 19% to 20% on a constant currency basis. Excluding float revenue, Dayforce revenue is expected to grow approximately 24% to 25% on a GAAP basis and 21% to 22% on a constant currency basis.

•

Cloud revenue of $203 million to $206 million, or an increase of approximately 21% to 23% on a GAAP basis and 18% to 19% on a constant currency basis. Excluding float revenue, Cloud revenue is expected to grow approximately 23% to 25% on a GAAP basis and 20% to 22% on a constant currency basis.

•

Total revenue of $236 million to $240 million, or an increase of approximately 23% to 25% on a GAAP basis and 20% to 22% on a constant currency basis. Excluding float revenue, total revenue is expected to grow approximately 25% to 27% on a GAAP basis and 22% to 24% on a constant currency basis.

•	Float revenue of approximately $7 million within Dayforce revenue, $9 million within Cloud revenue, and $10 million within total revenue.
•	Adjusted EBITDA of $27 million to $31 million.

In the second half of 2021, Ceridian expects Dayforce recurring revenue growth, excluding float revenue, to be above 29% compared to the second half of 2020. This guidance includes Ascender revenue and the continued recovery in employment levels beginning in July 2021 and continuing through the end of 2021.

For the full year 2021, Ceridian expects total revenue to exceed $1 billion. In addition, Ceridian expects full year 2021 Adjusted EBITDA margin between 15% and 16%.

As a result of the issuance of $575 million of convertible notes, Ceridian expects full year 2021 interest expense of approximately $35 million, an increase of approximately $15 million compared to its previous expectations. With the convertible notes carrying a coupon of only 0.25%, the majority of the increased interest expense is non-cash and recorded as amortization of debt discount. However, Ceridian does expect a negative impact of approximately $0.10 to EPS and Adjusted EPS compared to its previous expectations.

Ceridian has not reconciled the Adjusted EBITDA range for the second quarter of 2021 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

2 | Q1 2021 Earnings Release

3 Excluding float revenue, the impact of lower employment levels due to the COVID-19 pandemic, Ascender revenue and on a constant currency basis

Exhibit 99.1

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.27, with a daily range of $1.24 to $1.29, for the three months ended March 31, 2021, compared to $1.34, with a daily range of $1.30 to $1.45, for the three months ended March 31, 2020. As of March 31, 2021, the U.S. dollar to Canadian dollar foreign exchange rate was $1.26. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian’s 2021 guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.27, compared to an average rate of $1.39 in the second quarter of 2020 and $1.34 for the full year of 2020.

Conference Call Details

Ceridian will host a conference call to discuss first quarter 2021 earnings at 5:00 p.m. Eastern Time on Wednesday, May 5, 2021. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_nyaX2rX5RCOeEbIWhFfO-g. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and revenue on a constant currency basis. Ceridian believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate its overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of Ceridian’s management incentive plan and are used by management to assess performance and to compare its operating performance to its competitors. Ceridian defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges, all of which are adjusted for the effect of income taxes. Ceridian believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of its business operations.

Ceridian’s presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of its performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Ceridian’s presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess its operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of the terms Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in its industry and are not measures of performance calculated in accordance with GAAP.

3 | Q1 2021 Earnings Release

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue for the applicable solution as a percentage of total Cloud recurring revenue, exclusive of any product development and management or depreciation and amortization cost allocations.

Exhibit 99.1

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Ceridian’s results as reported under GAAP.

In evaluating Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, users should be aware that in the future Ceridian may incur expenses similar to those eliminated in this presentation.

Ceridian presents revenue on a constant currency basis to assess how its underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Dayforce recurring revenue per customer is calculated on a constant currency basis by applying the prior year average exchange rate to all comparable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2021, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). These risks and uncertainties include, but are not limited to, the following:

•	the impact of the Coronavirus disease 2019 (“COVID-19”) pandemic on Ceridian’s business, operations, and financial results;
•	its inability to manage its growth effectively or execute on its growth strategy;
•	its inability to successfully expand its current offerings into new markets or further penetrate existing markets;
•	its failure to provide new or enhanced functionality and features;
•	significant competition in the market in which its solutions compete;
•	its failure to manage its aging technical operations infrastructure;
•	system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•

its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;

•	its failure to properly update its solutions to enable its customers to comply with applicable laws;
•	changes in regulations governing financial services, privacy concerns, and laws or other domestic or foreign data protection regulations;
•	its inability to maintain necessary third party relationships, and third party software licenses, and identify errors in the software it licenses;
•	its inability to offer and deliver high-quality technical support, implementation and professional services;
•	its inability to attract and retain key executive officers and highly skilled employees;
•	the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or

4 | Q1 2021 Earnings Release

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue for the applicable solution as a percentage of total Cloud recurring revenue, exclusive of any product development and management or depreciation and amortization cost allocations.

•	other risks and uncertainties described in its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

5 | Q1 2021 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$339.6	$188.2
Restricted cash	2.0	—
Trade and other receivables, net	122.5	101.1
Prepaid expenses and other current assets	84.1	73.9
Total current assets before customer funds	548.2	363.2
Customer funds	4,284.0	3,759.4
Total current assets	4,832.2	4,122.6
Right of use lease asset	35.4	27.9
Property, plant, and equipment, net	142.2	136.4
Goodwill	2,311.5	2,031.8
Other intangible assets, net	311.2	195.0
Other assets	166.3	187.6
Total assets	$7,798.8	$6,701.3
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.2	$7.2
Current portion of long-term lease liabilities	14.9	10.5
Accounts payable	42.5	38.9
Deferred revenue	43.7	24.4
Employee compensation and benefits	47.3	64.6
Other accrued expenses	26.6	20.5
Total current liabilities before customer funds obligations	183.2	166.1
Customer funds obligations	4,237.3	3,697.8
Total current liabilities	4,420.5	3,863.9
Long-term debt, less current portion	1,115.4	660.6
Employee benefit plans	23.7	24.4
Long-term lease liabilities, less current portion	40.8	33.6
Other liabilities	39.1	20.6
Total liabilities	5,639.5	4,603.1
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 148,913,387 and 148,571,412 shares issued and outstanding, respectively	1.5	1.5
Additional paid in capital	2,685.3	2,606.5
Accumulated deficit	(253.0)	(233.8)
Accumulated other comprehensive loss	(274.5)	(276.0)
Total stockholders’ equity	2,159.3	2,098.2
Total liabilities and equity	$7,798.8	$6,701.3

6 | Q1 2021 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2021	2020
(Dollars in millions, except share and per share data, unaudited)
Revenue:
Recurring	$196.0	$181.5
Professional services and other	38.5	41.2
Total revenue	234.5	222.7
Cost of revenue:
Recurring	59.7	52.2
Professional services and other	44.7	42.6
Product development and management	25.8	17.6
Depreciation and amortization	11.1	9.8
Total cost of revenue	141.3	122.2
Gross profit	93.2	100.5
Selling, general, and administrative	95.6	74.2
Operating (loss) profit	(2.4)	26.3
Interest expense, net	5.6	6.9
Other expense, net	4.6	2.6
(Loss) income before income taxes	(12.6)	16.8
Income tax expense	6.6	8.2
Net (loss) income	$(19.2)	$8.6
Net (loss) income per share:
Basic	$(0.13)	$0.06
Diluted	$(0.13)	$0.06
Weighted-average shares outstanding:
Basic	148,716,050	144,645,325
Diluted	148,716,050	151,178,498

7 | Q1 2021 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2021	2020
	(Dollars in millions, unaudited)
Net (loss) income	$(19.2)	$8.6
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Deferred income tax benefit	0.6	4.1
Depreciation and amortization	15.0	11.8
Amortization of debt issuance costs and debt discount	1.1	0.3
Provision for doubtful accounts	0.4	0.5
Net periodic pension and postretirement cost	2.2	0.8
Non-cash share-based compensation	22.8	12.5
Other	1.1	0.3
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(8.1)	(4.5)
Prepaid expenses and other current assets	(7.1)	(7.5)
Accounts payable and other accrued expenses	(2.1)	(2.0)
Deferred revenue	4.9	2.1
Employee compensation and benefits	(24.7)	(26.4)
Accrued interest	0.4	—
Accrued taxes	8.6	0.9
Other assets and liabilities	(0.4)	(0.1)
Net cash (used in) provided by operating activities	(4.5)	1.4
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(148.5)	(24.6)
Proceeds from sale and maturity of customer funds marketable securities	97.4	49.5
Expenditures for property, plant, and equipment	(3.4)	(4.9)
Expenditures for software and technology	(11.9)	(10.7)
Acquisition costs, net of cash and restricted cash acquired	(338.3)	—
Net cash (used in) provided by investing activities	(404.7)	9.3
Cash Flows from Financing Activities
Decrease in customer funds obligations, net	513.2	480.8
Proceeds from issuance of common stock under share-based compensation plans	11.3	11.4
Repayment of long-term debt obligations	(1.3)	(2.7)
Proceeds from revolving credit facility	295.0	—
Repayment of revolving credit facility	(295.0)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	561.8	—
Purchases of capped calls related to convertible senior notes	(45.0)	—
Net cash provided by financing activities	1,040.0	489.5
Effect of exchange rate changes on cash, restricted cash, and equivalents	3.4	(14.5)
Net increase in cash, restricted cash, and equivalents	634.2	485.7
Cash, restricted cash, and equivalents at beginning of period	2,228.5	1,658.6
Cash, restricted cash, and equivalents at end of period	$2,862.7	$2,144.3
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$339.6	$255.3
Restricted cash	2.0	—
Restricted cash and equivalents included in customer funds	2,521.1	1,889.0
Total cash, restricted cash, and equivalents	$2,862.7	$2,144.3

8 | Q1 2021 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended March 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2021	2020	2021 vs. 2020		2021 vs. 2020
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$137.6	$114.0	20.7%	1.5%	19.2%
Dayforce float	7.7	14.1	(45.4)%	0.7%	(46.1)%
Total Dayforce recurring	145.3	128.1	13.4%	1.4%	12.0%
Powerpay recurring, excluding float	18.4	19.0	(3.2)%	5.2%	(8.4)%
Powerpay float	1.9	2.8	(32.1)%	3.6%	(35.7)%
Total Powerpay recurring	20.3	21.8	(6.9)%	5.0%	(11.9)%
Total Cloud recurring	165.6	149.9	10.5%	2.0%	8.5%
Dayforce professional services and other	36.8	40.7	(9.6)%	2.2%	(11.8)%
Powerpay professional services and other	0.3	0.3	(—)%	33.3%	(33.3)%
Total Cloud professional services and other	37.1	41.0	(9.5)%	2.5%	(12.0)%
Total Cloud revenue	202.7	190.9	6.2%	2.1%	4.1%
Bureau recurring, excluding float	29.3	28.9	1.4%	1.4%	(—)%
Bureau float	1.1	2.7	(59.3)%	(—)%	(59.3)%
Total Bureau recurring	30.4	31.6	(3.8)%	1.3%	(5.1)%
Bureau professional services and other	1.4	0.2	600.0%	(—)%	600.0%
Total Bureau revenue	31.8	31.8	(—)%	1.3%	(1.3)%
Total revenue	$234.5	$222.7	5.3%	1.9%	3.4%

Dayforce	$182.1	$168.8	7.9%	1.6%	6.3%
Powerpay	20.6	22.1	(6.8)%	5.4%	(12.2)%
Total Cloud revenue	$202.7	$190.9	6.2%	2.1%	4.1%

Dayforce, excluding float	$174.4	$154.7	12.7%	1.6%	11.1%
Powerpay, excluding float	18.7	19.3	(3.1)%	5.7%	(8.8)%
Cloud revenue, excluding float	193.1	174.0	11.0%	2.1%	8.9%
Cloud float	9.6	16.9	(43.2)%	1.2%	(44.4)%
Total Cloud revenue	$202.7	$190.9	6.2%	2.1%	4.1%

(a)	Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

9 | Q1 2021 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of the reported results to the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income for all periods presented:

	Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net (loss) income	$(19.2)	$8.6
Interest expense, net	5.6	6.9
Income tax expense	6.6	8.2
Depreciation and amortization	15.0	11.8
EBITDA (a)	8.0	35.5
Foreign exchange loss	1.9	1.8
Share-based compensation (b)	23.0	12.7
Severance charges (c)	2.1	4.0
Restructuring consulting fees (d)	7.8	1.5
Other non-recurring charges (e)	1.7	(0.3)
Adjusted EBITDA	$44.5	$55.2
Adjusted EBITDA margin	19.0%	24.8%

(a)	Ceridian defines EBITDA as net income or loss before interest, taxes, and depreciation and amortization.
(b)	Represents share-based compensation expense and related employer taxes.
(c)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(e)

Represents (1) in 2021 the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, (2) charges of $0.3 million during 2021 related to the abandonment of certain leased facilities, and (3) recovery in 2020 of duplicate payments associated with an isolated service incident.

10 | Q1 2021 Earnings Release

	Three Months Ended March 31, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring	$59.7	$2.3	$0.7	$—	$—	$56.7
Professional services and other	44.7	1.9	—	—	—	42.8
Product development and management	25.8	3.1	0.2	—	—	22.5
Depreciation and amortization	11.1	—	—	—	—	11.1
Total cost of revenue	141.3	7.3	0.9	—	—	133.1
Sales and marketing	46.1	2.8	0.8	—	—	42.5
General and administrative	49.5	12.9	0.4	8.1	—	28.1
Operating (loss) profit	(2.4)	23.0	2.1	8.1	—	30.8
Other expense, net	4.6	—	—	3.3	—	1.3
Depreciation and amortization	15.0	—	—	—	—	15.0
EBITDA	$8.0	$23.0	$2.1	$11.4	$—	$44.5
Net (loss) income	$(19.2)	$23.0	$2.1	$11.4	$(3.8)	$13.5
Net (loss) income per share- basic (c)	$(0.13)	$0.15	$0.01	$0.09	$(0.03)	$0.09
Net (loss) income per share- diluted (c)	$(0.13)	$0.15	$0.01	$0.08	$(0.02)	$0.09

(a)

Other includes foreign exchange loss, restructuring consulting fees, the difference the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and charges related to the abandonment of certain leased facilities.

(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)

GAAP basic and diluted net income per share are calculated based upon 148,716,050 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 148,716,050 and 155,130,391 weighted-average shares of common stock, respectively.

	Three Months Ended March 31, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring	$52.2	$0.8	$0.8	$—	$—	$50.6
Professional services and other	42.6	0.5	0.8	—	—	41.3
Product development and management	17.6	0.9	0.3	—	—	16.4
Depreciation and amortization	9.8	—	—	—	—	9.8
Total cost of revenue	122.2	2.2	1.9	—	—	118.1
Sales and marketing	40.7	2.2	0.8	—	—	37.7
General and administrative	33.5	8.3	1.3	1.2	—	22.7
Operating profit	26.3	12.7	4.0	1.2	—	44.2
Other expense, net	2.6	—	—	1.8	—	0.8
Depreciation and amortization	11.8	—	—	—	—	11.8
EBITDA	$35.5	$12.7	$4.0	$3.0	$—	$55.2
Net income	$8.6	$12.7	$4.0	$3.0	$(6.3)	$22.0
Net income per share- basic (c)	$0.06	$0.08	$0.03	$0.02	$(0.04)	$0.15
Net income per share- diluted (c)	$0.06	$0.08	$0.03	$0.02	$(0.04)	$0.15

(a)	Other includes foreign exchange loss, restructuring consulting fees, and recovery of duplicate payments.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 144,645,325 and 151,178,498 weighted-average shares of common stock, respectively.

Source: Ceridian HCM Holding Inc.

11 | Q1 2021 Earnings Release

For further information, please contact:

Investor Relations

Jeremy Johnson

Head of FP&A and Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

1-647-417-2117

teri.murphy@ceridian.com

12 | Q1 2021 Earnings Release